Exhibit 5.1

ROBERT L. JONES

+1 650 843 5034

rjones@cooley.com

November 9, 2017

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, California 94080

Ladies and Gentlemen:

We have acted as counsel to Portola Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 1,500,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), pursuant to the Company’s Inducement Plan (the “Inducement Plan”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectus included therein, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, (c) the Inducement Plan and (d) the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and we express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Inducement Plan, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM

ROBERT L. JONES

+1 650 843 5034

rjones@cooley.com

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Robert L. Jones
Robert L. Jones

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM